Exhibit 8.1

Significant Subsidiaries of Embratel Participações S.A.

(as defined in Rule 1-02(w) of Regulation S-X)

Name of Company	Jurisdiction of Incorporation
Empresa Brasileira de Telecomunicações S.A. – Embratel	Brazil